EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Secures Funding Commitment, Enters into Exclusivity Agreement

Coeur d’Alene, Idaho – December 5, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the Company has entered into a Confidentiality Agreement, including a No-Shop/Exclusivity clause valid through February 28, 2014, with RockStar Resources, a private corporation, (“RockStar”) in order to explore mutually beneficial transactions.

As consideration for the grant of exclusivity, RockStar has agreed to purchase a total of US$750,000 of Timberline’s common stock for US$0.20 per share in three tranches; $250,000 in each of December 2013, January 2014, and February 2014.  As such, Timberline will issue 3,750,000 shares of common stock for total consideration of US$750,000 on or before February 28, 2014. Issuance of the shares of common stock is subject to receipt of all necessary regulatory approvals.

Timberline President and CEO Paul Dircksen commented, “We look forward to working with an experienced, respected group of technical professionals to explore ideas for advancing our projects.  The management at RockStar has a track record of success in financing, developing and operating precious metals mines.  The financing commitment included with this agreement provides Timberline with additional operating cash in a very difficult market environment.”

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of Company securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.   The securities to be offered and sold have not been and

will not registered under the United States Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the future issuance of common stock to RockStar, exploration of potentially mutually beneficial transactions with RockStar,  the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the Company and RockStar not being able to reach agreement on a mutually beneficial transaction, the Company not timely receiving necessary regulatory approval for the issuance of the shares of common stock, the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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